                                                                  Exhibit (h)(x)

         ASSIGNMENT OF AND AMENDMENT #2 TO PARTICIPATION AGREEMENT
                                     AMONG

           RUSSELL INVESTMENT FUNDS, formerly RUSSELL INSURANCE FUNDS

                           RUSSELL DISTRIBUTORS, INC.

                                       and

                     SECURITY EQUITY LIFE INSURANCE COMPANY

         WHEREAS, SECURITY EQUITY LIFE INSURANCE COMPANY (the "Company"), RUSSELL INVESTMENT FUNDS (the "Fund") and RUSSELL DISTRIBUTORS, INC. ("Russell") have previously entered into a Participation Agreement dated April 3, 1997, as amended on September 15, 1997 (the "Agreement"); and

         WHEREAS, the Company has agreed to merge with and into Metropolitan Life Insurance Company, a New York corporation with its principal place of business at One Madison Avenue, New York, New York 10010 ("MetLife"); and

         WHEREAS, by operation of law as a result of the merger, MetLife will assume ownership of the assets in the Company's segregated asset accounts, identified in Schedule A to the Agreement (the "Accounts"), and will assume all of the Company's liabilities and obligations under the variable life insurance policies and variable annuity contracts issued by the Company and the Accounts; and

         WHEREAS, the Company desires to assign, and MetLife desires to assume, all of the Company's interests, rights and obligations under the Agreement; and

         WHEREAS, Section 11.9 of the Agreement provides generally that the Agreement may not be assigned without the prior written consent of the Company, the Fund and Russell; and

         WHEREAS, the parties wish to amend and restate Schedule A of the Agreement,

         WHEREAS, pursuant to a Termination Agreement among the parties dated December 31, 1999, the funds listed on Schedule A are available as investment options only to policyholders in existence on December 31, 1999;

         NOW, THEREFORE, the parties hereto agree to the following:

         1. The Company, the Fund and Russell consent to the assignment to MetLife of all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

         2. MetLife agrees to assume all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

         3. The Agreement is amended so that each reference to "Security Equity Life Insurance Company" or "the Company" is now a reference to MetLife.

         4. Schedule A is amended in its entirety, as attached hereto and incorporated herein.

         5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF we have set our hands as of the ______ day of _________, 2003.

SECURITY EQUITY LIFE INSURANCE                       METROPOLITAN LIFE INSURANCE
COMPANY                                              COMPANY

By:    ____________________________                  By:    ____________________
Name:  ____________________________                  Name:  ____________________
Title: ____________________________                  Title: ____________________

RUSSELL INVESTMENT FUNDS                             RUSSELL DISTRIBUTORS, INC.

By:    ____________________________                  By:    ____________________
Name:  ____________________________                  Name:  ____________________
Title: ____________________________                  Title: ____________________

                                   Schedule A

                                    Accounts

                                                                  DATE OF RESOLUTION OF COMPANY'S
                                                                    BOARD WHICH ESTABLISHED THE
  NAME OF ACCOUNT                          FUND                               ACCOUNT
-------------------------------------------------------------------------------------------------
Separate Account 38                 Multi-Style Equity                     May 14, 1997
-------------------------------------------------------------------------------------------------
Separate Account 39                 Aggressive Equity                      May 14, 1997
-------------------------------------------------------------------------------------------------
Separate Account 40                 Non-US                                 May 14, 1997
-------------------------------------------------------------------------------------------------
Separate Account 41                 Core Bond                              May 14, 1997
-------------------------------------------------------------------------------------------------
Separate Account 13                 Multi-Style Equity                     May 14, 1997
                                    Aggressive Equity
                                    Non-US
                                    Core Bond
-------------------------------------------------------------------------------------------------

                                 AMENDMENT NO. 1

                                       TO

                             PARTICIPATION AGREEMENT

This Amendment No. 1 (this "Amendment") is made this 15th day of September, 1997 to the Participation Agreement (the "Agreement"), dated April 3, 1997, by and among Security Equity Life Insurance Company (the "Company"), Russell Insurance Funds (the "Investment Company"), and Russell Fund Distributors, Inc. (the "Underwriter").

WHEREAS, the parties wish to amend the Agreement to specify the parties' responsibilities with respect to conditions contained in the Investment Company's "mixed and shared funding" SEC exemptive order;

NOW, THEREFORE, in consideration of premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Section 3.4 of the Agreement is hereby amended and replaced in its entirety to read as follows:

                  "3.4 The Company will provide pass-through voting privileges to all Variable Insurance Products owners so long as the SEC continues to interpret the Investment Company Act of 1940 as requiring pass-through voting privileges for Variable Insurance Product owners. Accordingly, the Company, where applicable, will vote shares of the Fund held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Insurance Product owners. The Company will be responsible for assuring that each of its separate accounts that participates in the Investment Company calculates voting privileges in a manner consistent with other participating insurance companies. The Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

                  If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Investment Company Act of 1940 or the rules thereunder with respect to missed and shared funding on terms and conditions materially different from any exemptions granted in the Investment Company's mixed and shared funding exemptive order, then the Investment Company, and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable."

      2. A new Article, designated "Article V-A" is hereby added to the Agreement to immediately follow existing Article V, and Article V-A shall read in its entirety as follows:

                        "ARTICLE V-A. POTENTIAL CONFLICTS

            5-A.1 The parties acknowledge that Investment Company has received an exemptive order from the SEC granting relief from various provisions of the Investment Company Act of 1940 and the rules thereunder to the extent necessary to permit Investment Company share to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated participating insurance companies. The exemptive order requires the Investment Company and each participating insurance company to comply with conditions and undertakings substantially as provided in this Article V-A. The Investment Company will not enter into a participation agreement with any other participating insurance company unless it imposes the same conditions and undertakings as are imposed on the Company.

            5-A.2 The Investment Company's Board of Trustees ("Board") will monitor the Investment Company for the existence of any material irreconcilable conflict between the interests of Variable Insurance Product owners of all separate accounts investing in the Investment Company. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Investment Company are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; and (f) a decision by a participating insurance company to disregard the voting instructions of Variable Insurance Product owners.

            5-A.3 The Company will report any potential or existing conflicts to the Investment Company's Board. The Company will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Variable Insurance Product owner voting instructions. These responsibilities of the Company will be carried out with a view only to the interests of the Variable Insurance Product owners.

            5-A.4 If a majority of the Board or a majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting the Company, then the Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets or allocable to some or all of the separate accounts from the Investment Company or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Investment Company, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Insurance Product owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance contract owners or one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected Variable Insurance Product owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Insurance Product owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required at the election of the Investment Company, to withdraw its separate accounts' investment in the Investment Company, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Insurance Product owners.

            For the purposes of this Section 5-A.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Investment Company or any investment adviser of the Investment Company be required to establish a new funding medium for any Variable Insurance Product. Further, the Company shall not be required by this Section 5-A.4 to establish a new funding medium for any Variable Insurance Product if any offer to do so has been declined by a vote of a majority of Variable Insurance Product owners materially and adversely affected by the irreconcilable material conflict.

            5-A.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

            5-A.6 No less than annually, the Company shall submit to the Board such reports, materials or date as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and date shall be submitted more frequently if deemed appropriate by the Board."

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

                                               SECURITY EQUITY LIFE
                                               INSURANCE COMPANY

Attest:                                        By:

Title:  Secretary & General Counsel            Title:  President

                                               RUSSELL INSURANCE FUNDS

Attest:                                        By:

Title:  Assistant Secretary                    Title:  President

                                               RUSSELL FUND DISTRIBUTORS, INC.

Attest:                                        By:

Title:  Assistant Secretary                    Title:  President